As filed with the Securities and Exchange Commission on January 18, 1995.
                                               Registration No. 33- _________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM S-3
                   REGISTRATION STATEMENT
                             Under
                  The Securities Act of 1933

                  EQUITABLE OF IOWA COMPANIES
(Exact name of the Registrant as specified in its charter)

         Iowa                                   42-1083593
  (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)             Identification No.)

                       604 Locust Street
                         P.O. Box 1635
                  Des Moines, Iowa  50306-1635
                        (515) 245-6911
(Address and telephone number of Registrant's principal executive offices)

                     John A. Merriman, Esq.
                 General Counsel and Secretary
                       604 Locust Street
                         P.O. Box 1635
                 Des Moines, Iowa  50306-1635
                        (515) 245-6787
   (Name, address and telephone number of agent for service)

Copies to:

G. R. Neumann                   Lynn A. Soukup        Gary I. Horowitz
Nyemaster, Goode, McLaughlin,   Shaw, Pittman, Potts  Simpson Thacher &
 Voigts, West, Hansell &            & Trowbridge         Bartlett
 O'Brien, P.C.                  2300 N Street, NW     425 Lexington Avenue
1900 Hub Tower                  Washington, D.C.      New York, New York 10017
Des Moines, Iowa   50309            20037             (212) 455-2000
(515) 283-3121                  (202) 663-8494

  Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.



  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].

                CALCULATION OF REGISTRATION FEE
__________________________________________________________________________
Title of Each                       Proposed     Proposed
Class of                            Maximum      Maximum       Amount of
Securities to     Amount to         Aggregate    Aggregate     Registration
be Registered     be Registered 1   Price Per    Offering      Fee
                                    Unit 2       Price 2
___________________________________________________________________________
Debt Securities   $125,000,000     100%       $125,000,000 3  $43,103.75
===========================================================================

     1 Or, if any Debt Securities are issued (i) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to $125,000,000 to the registrant, and (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equal to $125,000,000 to the registrant.

     2 Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities with a principal amount denominated in a foreign currency or composite currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the registrant.

     3  Exclusive of accrued interest, if any.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.





















         Subject to Completion, Dated January 17, 1995





                  [Legend on Left Hand Margin]





Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS



                          $125,000,000

                  EQUITABLE OF IOWA COMPANIES





                        Debt Securities





  Equitable of Iowa Companies (the "Company" or "Equitable") may from time to time offer its debt securities (the "Debt Securities") in an aggregate initial offering price expected not to exceed U.S. $125,000,000 or its equivalent in any other currency or units based on or relating to foreign currencies. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") the specific designation, aggregate principal amount, denominations, currency (which may be in United States dollars, in any other currency or in units based on or relating to foreign cur rencies), maturity, rate (which may be fixed or variable) and time of payment of interest, if any, any subordination of the Offered Securities to other indebtedness of the Company, any terms for redemption at the option of the Company or the Holder, any terms for sinking fund payments or analogous obligations, any listing on a securities exchange or interdealer quotation system, the initial public offering price and other specific terms of the Offered Securities, together with the terms of the offering of the Offered Securities.



  The Debt Securities may be offered by the Company directly, or through agents designated from time to time, through underwriters or through dealers. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents. If an agent of the Company or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company will be set forth in, or may be calculated from the information provided in, the Prospectus

Supplement.  See "Plan of Distribution".

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES

COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY

STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF

THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL

OFFENSE.

  This Prospectus may not be used to consummate sales of Debt

   Securities unless accompanied by a Prospectus Supplement.

        The date of this Prospectus is _________, 1995.

                    AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601, and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates. The Company's Common Stock without par value is listed on the New York Stock Exchange, Inc.
Such reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad
Street, New York, New York  10005.



  The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any document are not necessarily complete and are qualified in all respects by reference to the exhibits to the Registration Statement for a complete version of the provisions thereof.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-8590) are incorporated by reference into this Prospectus and made a part hereof:



      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993 (which incorporates by reference certain portions of the Company's definitive Notice and Proxy Statement for the Company's 1994 Annual Meeting of Stockholders).


      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.


      3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.


      4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.


      5. All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.





  Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement or contained herein or in the accompanying Prospectus Supplement shall be deemed to be supplemented, modified or superseded for purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein or in the accompanying Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement supplements, modifies or supersedes such statement. Any such statement so supplemented, modified or superseded shall not be deemed, except as so supplemented, modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.



  Copies of documents incorporated by reference herein, except for the exhibits to such documents (unless the exhibits are specifically incorporated by reference in such documents), are available from the Company upon request without charge. Requests should be directed to Equitable of Iowa Companies, 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635, Attention: Secretary, telephone: (515) 245-6799.

                          THE COMPANY

  Equitable of Iowa Companies, a Des Moines, Iowa based insurance holding company, is a provider of individual annuity and life insurance products, targeting middle-income individuals and small businesses throughout the United States. Through its primary insurance subsidiaries, Equitable Life Insurance Company of Iowa ("Equitable Life") and USG Annuity & Life Company ("USG"), the Company offers individual annuity and life insurance products in 49 states and the District of Columbia. Equitable Life was founded in 1867 and is the oldest life insurance company west of the Mississippi River. The Company began actively marketing annuity products in 1988, principally through USG. The Company markets its products through a variable cost distribution network of licensed independent brokerage agents, career agents and financial institutions, such as banks and thrifts.

  The Company's strategy is to:

  * offer a diversified portfolio of annuity and life insurance products designed to appeal to a broad range of customers in the fast-growing retirement savings market segment;

  *   expand its existing base of agents;

  * provide superior, cost-effective service to its policyholders and agents, brokers and other producers;

  *   maintain its financial strength;

  * issue competitive products that also provide the Company with protection from early policy termination; and

  * maintain high quality investments providing cash flows consistent with the characteristics of the Company's policy liabilities.



  Equitable competes with other life insurance companies and providers of retirement savings products. The Company designs its products to offer attractive, competitive benefits to policyholders while preserving the Company's flexibility to respond to changing interest rate environments and providing the Company with protection from early withdrawal or surrender of policies. Equitable's products generally provide for a current interest guarantee of only one year. In addition, products sold by the Company typically include surrender or withdrawal charges, which generally decline over time and apply only during a stated period. Equitable also offers annuity products with a market value adjustment feature, in which a "market value adjustment" is applied to adjust the applicable surrender charge during the surrender charge period. The withdrawal rates of policyholder funds may be affected to some degree, however, by changes in interest rates.

   The Company requires that each of its products be priced to earn an adequate margin between the return earned by the Company on its investments and the interest credited to policyholders. Funds are predominantly invested in investment grade fixed income securities and the Company endeavors to match the cash flows of these assets to its liabilities.

  As a holding company, the Company's principal source of liquidity to meet its obligations (including interest on and principal of the Debt Securities) is distributions from its subsidiaries. The rights of the Company to participate in any distribution of earnings or assets of any of its subsidiaries (and thus the ability of the Company to use earnings and assets of its subsidiaries to pay principal and interest on the Debt Securities) are subject to state insurance regulatory and other statutory restrictions, including limitations on the amount of dividends that may be paid by the Company's insurance subsidiaries in any year without the prior approval of the state regulatory authorities, as more fully described in the notes to the Company's financial statements. Any such distributions are also subject to the prior claims of creditors of that subsidiary, including claims for policy benefits, debt obligations and other liabilities incurred in the ordinary course of business, except to the extent that the claims, if any, of the Company as a creditor of such subsidiary may be recognized.


  The mailing address of the principal executive office of the Company is 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635 and the telephone number is 515-245-6911.

                        USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement with respect to the proceeds from the sale of the Offered Securities, the Company intends to use the net proceeds to be received by the Company from the sale of Debt Securities offered by this Prospectus for general corporate purposes, including repayment of short-term indebtedness, investments in subsidiaries, working capital needs or other corporate purposes. Until the net proceeds are used for these purposes, the Company may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allo-cations, if any, of the proceeds of a particular series or issuance of Debt Securities will be described in the Prospectus Supplement relating thereto.







               RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries on a consolidated basis for each of the years ended December 31, 1989 through 1993 and for the nine months ended September 30, 1994. The ratio of consolidated earnings to fixed charges is calculated by dividing consolidated earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt and a portion of rental expense).

                     (Unaudited)
                     Nine Months
                     Ended Sept. 30,           Year Ended December 31,
                     _______________   ______________________________________
Ratio of Consolidated     1994              1993  1992  1991  1990  1989
                          ____              ____  ____  ____  ____  ____

Earnings to Fixed Charges 14.5              12.3   8.0   4.9   4.2   5.5




                 DESCRIPTION OF DEBT SECURITIES



  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply or do not apply to such Offered Securities, will be described in the Prospectus Supplement relating to such Offered Securities.


  The Debt Securities may be issued in one or more series under an indenture between the Company and a trustee, a copy of which has been or will be included as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.
Unless otherwise indicated in an accompanying Prospectus Supplement, the Debt Securities will be issued under an Indenture dated as of January 17, 1995 (as amended or supplemented from time to time, the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (together with any successor thereto, the "Trustee"). The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain terms defined in the Indenture are capitalized in this Prospectus. The parenthetical section references below are to the Indenture.




General



 The Indenture provides that the Debt Securities and other unsecured debt securities of the Company may be issued thereunder, without limitation as to the aggregate principal amount of Debt Securities which may be issued thereunder, and that Debt Securities and other unsecured debt securities of the Company may be issued thereunder from time to time in one or more series, with different maturity dates, interest rates and other terms, and may be denominated and payable in United States dollars or in foreign currencies or units based on or relating to foreign currencies, in each case as authorized from time to time by the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Company to increase the principal amount of any series of Debt Securities previously issued and to issue additional securities of such series in such increased principal amount. (Section 2.3)


  The Prospectus Supplement will set forth the following terms relating to the Offered Securities, to the extent applicable thereto:
(1) the specific designation of the Offered Securities and authorized denominations thereof; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the percentage of the principal amount representing the price for which the Offered Securities will be issued; (4) the date or dates, or method of determining the same, on which the principal of the Offered Securities will be payable; (5) the rate or rates per annum (which may be fixed or variable) at which the Offered Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue or the method by which such date or dates will be determined, and the date or dates on which any such interest will be payable and (in the case of Offered Securities in registered form) the Record Dates for any interest payable on the Offered Securities or the method by which such dates will be determined; (6) any index used to determine the amount of principal, premium or interest payable on the Offered Securities; (7) any subordination of the Offered Securities to other indebtedness of the Company (including to the Securities of any other series); (8) any mandatory or optional redemption, repayment or sinking fund or analogous provisions, including the period or periods within or the date upon which, the price or prices at which, the currency or units based on relating to foreign currencies in which and the terms and conditions upon which the Offered Securities may be redeemed or purchased, in whole or in part, at the option of the Company, at the option of the Holder thereof or otherwise; (9) whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale, delivery, transfer and exchange of the Offered Securities in bearer form or the payment of interest thereon and the terms of exchanges between registered and bearer form; (10) whether the Offered
Securities will be issuable in whole or in part in the form of one or more temporary or permanent Registered Global Securities and, if so, the identity of the Depositary for such Registered Global Securities and the terms and conditions, if any, upon which such Registered
Global Security or Securities may be exchanged in whole or in part for other definitive securities; (11) each office or agency where the principal of and premium and interest, if any, on the Offered
Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange and where notices may be served upon the Company; (12) if other than in United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and premium and interest, if any, on the Offered
Securities will or may be payable; (13) any right of the Company to require a Holder to accept, or of a Holder to elect to receive, payment of the Offered Securities in a currency other than that in which they are denominated or stated to be payable; (14) if other than the stated principal amount thereof, the portion of the principal amount of the Offered Securities payable upon declaration of acceleration of the maturity of the Offered Securities and/or the method by which such amount shall be determined; (15) any variation to the provisions of the Indenture with respect to the satisfaction and discharge of the Company's indebtedness and obligations, or termination of certain of its covenants under the Indenture, with respect to the Offered Securities by deposit of money or Government Obligations; (16) any additions to or deletions from the Events of Default or covenants of the Company contained in the Indenture with respect to the Offered Securities; (17) any trustee (other than The First National Bank of Chicago), depositary, currency determination agent, authenticating or paying agent, transfer agent, registrar or other agent with respect to the Offered Securities; and
(18) any other terms of the Offered Securities which shall not adversely affect the interests of any Holders of any Debt Securities then outstanding. (Section 2.3)

  The Prospectus Supplement relating to the Offered Securities may set forth information regarding certain United States federal income tax consequences of the Offered Securities. Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and may be offered and sold at a discount below their stated principal amount. Certain United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto. Certain United States federal income tax considerations applicable to any Debt Securities denominated in foreign currencies or in units based on or relating to foreign currencies will be described in the Prospectus Supplement relating thereto.

  Unless the Prospectus Supplement relating thereto specifies otherwise, Debt Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. (Section 2.7) The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or currency unit will specify the denominations thereof.


 Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons. Debt Securities of a series may be issuable in whole or in part in the form of one or more Registered Global Securities, as described below under "Registered Global Securities." One or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Securities of the series to be represented by such Registered Global Security or Securities. (Section 2.4)


  The Debt Securities will be unsecured and unless otherwise described in the Prospectus Supplement relating thereto will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. (Section 2.3) Except as described below under "Description of Debt Securities -- Covenants -- Limitation on Liens on Stock of Restricted Subsidiaries", there is no restriction in the Indenture against the Company or subsidiaries of the Company incurring secured or unsecured indebtedness or issuing secured or unsecured securities. The Company has from time to time entered into, and will in the future enter into, credit agreements to fund its operations. Such credit agreements may be secured by the assets of the Company, secured by the assets of the Company's subsidiaries or guaranteed by the Company's subsidiaries. To the extent that such credit agreements are so secured or guaranteed, the lenders under such credit agreements will have priority over the Holders of the Debt Securities with respect to the assets of the Company or its subsidiaries.


  As a holding company, the Company's principal source of liquidity to pay its obligations (including the Debt Securities) is distributions from its subsidiaries. The rights of the Company to participate in any distribution of earnings or assets of any of its subsidiaries
(and thus the ability of the Company to use earnings and assets of its subsidiaries to pay principal and interest on the Debt
Securities) are subject to state insurance regulatory and other statutory restrictions, including limitations on the amount of dividends that may be paid by the Company's insurance subsidiaries in any year without the prior approval of the state regulatory authorities, as more fully described in the notes to the Company's financial statements. Any such distributions are also subject to the prior claims of creditors of that subsidiary, including claims for policy benefits, debt obligations and other liabilities incurred in the ordinary course of business, except to the extent that the claims, if any, of the Company as a creditor of such subsidiary may be recognized.

  Except as described below under "Description of Debt Securities -- Covenants", the Indenture does not contain covenants or other provisions designed to afford Holders of Debt Securities protection in the event of a change in capital structure, reorganization, dividend or distribution in respect of Capital Stock, change in credit rating, incurrence of indebtedness or similar obligations that would have priority over or be on a parity with the Debt Securities or other similar occurrence. Holders of the Debt Securities will not have the right to accelerate the Debt Securities in the event of material adverse changes in the financial condition or results of operations of the Company or of its subsidiaries or other events which may adversely affect the creditworthiness of the Company. Therefore, the financial condition and results of operations of the Company, and not the covenants and other provisions of the Indenture, should be the primary factor in an evaluation of whether the Company will be able to satisfy its obligations under the Debt Securities.



Exchange and Transfer


  At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Debt Securities of any series (other than Registered Global Securities) will be exchangeable into an equal aggregate principal amount of Debt Securities of the same series (with the same interest rate, maturity date and other terms) of different authorized denominations except that Debt Securities of any series issued in registered form may not be exchanged for Debt Securities of the same series issued in bearer form unless the applicable Prospectus Supplement shall indicate to the contrary. (Section 2.8)


  Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities may be presented for exchange, and registered Debt Securities (other than a Registered Global Security) may be presented for registration of transfer, at the offices or agency of the Security Registrar in New York, New York without service charge, but upon pay ment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations or conditions contained in the Indenture. Such transfer or exchange will be effected by the Security Registrar upon its being satisfied with the documents of title and the identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Debt Securities in bearer form and the related coupons, if any, will be transferable by delivery. (Sections 2.8 and 3.2)


Payment


  Unless otherwise indicated in the applicable Prospectus
Supplement, payment of principal of and premium, if any, on the Debt Securities will be made at the office of the Trustee in New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest, if any, on a Debt Security will be made at the office or agency of the Trustee in New York, New York, except that, at the option of the Company, payment of any interest on Debt Securities in registered form may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.1 and 3.2) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Debt Securities in registered form will be made to the Persons in whose name such Debt Securities are registered at the close of business on the Record Date for such interest payments; provided, however, that any interest that is payable at maturity will be payable to the person to whom principal payable at maturity shall be payable. (Section 2.7)


  Principal and premium and interest, if any, shall be considered paid on the due date if on such date the Trustee or the paying agent holds money sufficient to pay all such amounts then due and the Trustee or the paying agent, as the case may be, is not prohibited under the terms of the Indenture from paying such money to the Holders of the Debt Securities on that date. (Section 3.1)



Registered Global Securities


  The registered Debt Securities of a particular series may be issued in whole or in part in the form of one or more Registered Global Securities which will be deposited with or on behalf of a depositary located in the United States (the "Depositary"), which will be identified in the Prospectus Supplement relating to such series, and registered in the name of the Depositary or its nominee. (Section 2.4) Unless and until exchanged, in whole or in part, for other
Debt Securities of such series in definitive form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.8)

  The specific terms of the depositary arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Registered Global Security, the Depositary therefor or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the dealers, underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants; however, the Company will have no obligations to participants or any persons that hold interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. The depositary arrangements described above and such laws may impair the ability to own or transfer beneficial interests in a Registered Global Security.

  So long as the Depositary for a Registered Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture or the Registered
Global Security. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture or under such Registered Global
Security. (Section 7.3)

  Principal of and premium and interest payments, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. Neither the Company, the Trustee nor any paying agent or Security Registrar for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 7.3)

  The Company expects that the Depositary for a Registered Global Security or its nominee, upon receipt of any payment of principal or premium or interest, if any, in respect thereof, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

  If the Depositary for a Registered Global Security representing Debt Securities or a particular series of Debt Securities is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation and a successor Depositary is not appointed by the Company within ninety (90) days, the Company will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine to no longer have the Debt Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Debt Securities of such series. (Section 2.8)

  Within seven days after the occurrence of an Event of Default concerning nonpayment of interest, principal or any sinking fund or analogous payment with respect to any series of Debt Securities that is, in whole or in part, represented by a Registered Global Security, the Company will execute, and the Trustee will authenticate and deliver, Debt Securities of such series in definitive registered form, in any authorized denominations and in an aggregate principal amount equal to the principal amount of the Registered Global Security in exchange for such Registered Global Security. (Section 2.8)

  Debt Securities in definitive registered form issued in exchange for a Registered Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from the participants or persons that hold interests through such participants, shall instruct the Trustee. The Trustee will deliver Debt Securities in definitive registered form to or as directed by the persons in whose names such Debt Securities are so registered. (Section 2.8)


Covenants


  General. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture requires the Company to covenant to the following with respect to each series of Debt Securities: (i) to duly and punctually pay the principal of and premium and interest, if any, on such series of Debt Securities (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Debt Securities of such series; (ii) to maintain an office or agency where Debt Securities of such series may be presented, surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own paying agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due;
(iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee, and (v) to preserve its corporate existence (Article 3). The Indenture also requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, the Company is in compliance with the terms of the Indenture and, if not, the nature and status of such noncompliance. (Section 4.3)


  Limitation on Liens on Stock of Restricted Subsidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a security interest, pledge, lien or other encumbrance upon any shares of Capital Stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or any Restricted Subsidiary ranking senior to or equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt. (Section 3.6).


  For purposes of the Indenture, "Restricted Subsidiary" means each of Equitable Life and USG, in each case, so long as it remains a subsidiary of the Company, as well as any subsidiary of the Company that is a successor to all or a principal part of the business of any such subsidiary and "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock. (Section 1.1). The Restricted Subsidiaries accounted for substantially all of the consolidated revenues of the Company during the year ended December 31, 1993 and the consolidated assets of the Company at December 31, 1993.


  Limitation on Issuance or Disposition of Stock of Restricted Sub-sidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock (other than nonvoting preferred stock) of any Restricted Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries; (iii) the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's
Board of Directors (acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 3.7).



  Consolidation, Merger and Transfer of Assets. The Company has agreed that it will not consolidate or merge with or into, or transfer, sell, convey or lease its properties or assets as, or substantially as, an entirety unless (i) either the Company is the continuing entity or the successor (if other than the Company) is a domestic corporation or other domestic entity which expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to such transaction no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company delivers to the Trustee an officer's certificate and opinion of counsel stating that such consolidation, merger, transfer, sale, conveyance or lease complies with the Indenture. (Article 9)


Events of Default


  The occurrence of any of the following events with respect to the Debt Securities of any series will, unless otherwise specified in the applicable Prospectus Supplement, constitute an "Event of Default" with respect to the Debt Securities of such series: (a) default for thirty (30) days in the payment of any installment of interest on any of the Debt Securities of such series; (b) default in the payment of any of the principal of or the premium, if any, on any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c) default in the deposit when due of any sinking fund payment or analogous obligation in respect of any of the Debt
Securities of such series; (d) default for sixty (60) days by the Company in the observance or performance of any other covenant or agreement contained in the Debt Securities of such series or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of the Debt Securities of such series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument (including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or any of its Restricted Subsidiaries for money borrowed by the Company or any of its Restricted Subsidiaries (other than non-recourse indebtedness) which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebted ness in an aggregate amount exceeding $15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right), prior to the stated maturity thereof; or any failure by the Company or any Restricted Subsidiary to make any payment under a guarantee in respect of any indebtedness (except up to $26,311,000 aggregate principal amount of 8.70% Guaranteed Notes issued by Walnut Mall
Limited Partnership, due August 19, 1996 and any accrued interest or premium with respect thereto, which indebtedness is more fully described in the notes to the Company's financial statements), in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (f) any final non-appealable judgment or order for the payment of money in excess of $15,000,000 is rendered against the Company or any Restricted Subsidiary, such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of $15,000,000), which coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default;
or (g) certain events of bankruptcy, insolvency or reorganization relating to the Company. (Section 5.1) Different or additional
Events of Default may be prescribed for the benefit of the Holders of a particular series of Debt Securities and will be described in the Prospectus Supplement relating thereto. (Sections 2.3 and 5.1)
No Event of Default with respect to a particular series of Debt Securities issued under the Indenture will necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder.

  If an Event of Default shall have occurred and be continuing with respect to any series of the Debt Securities unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding may declare the principal of all Debt Securities of such series then Outstanding and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to certain events of bankruptcy, insolvency or reorga-nization of the Company shall have occurred and be continuing, the principal and interest on all the Debt Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Debt Securities. Upon certain conditions, any such declaration of acceleration with respect to Debt Securities of any series may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal and premium, if any, with respect to the Debt Securities of such series shall have been cured, waived or otherwise remedied as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding. Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal thereof upon the occurrence and continuance of an Event of Default with respect thereto. (Section 5.1)

  Holders of Debt Securities may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Sections 5.6 and 6.2) Subject to such pro visions for indemnity and certain other limitations contained in the Indenture, the Holders of a majority in the aggregate principal amount of the Debt Securities of any series then Outstanding will have the right to direct the Trustee in the conduct of any proceeding for any remedy or the exercise of any trust or power with respect to such series, except that the Trustee may decline to follow such directions if it in good faith determines that the actions or proceedings so directed would unduly prejudice the rights of Holders of Securities of other affected series not joining in the giving of such directions. (Section 5.9) Holders and beneficial owners of the Debt Securities have no recourse under the Indenture, any Debt Security or the indebtedness evidenced thereby against any incorporator, officer, director, employee, stockholder or partner, as such, of the Company. (Section 11.1)

 The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any series of any continuing default affecting such series (except a default in payment) if it considers such withholding to be in the interests of the Holders of the Debt Securities of such series. (Section 5.11)


Modification and Waiver


  The Indenture permits the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of the Debt Securities to: (a) pledge collateral as security for the Debt Securities of one or more series, (b) add guarantees with respect to the Debt Securities of one or more series, (c) evidence the assumption by a successor entity of the obligations of the Company under the Indenture and the Debt Securities then Outstanding, (d) add covenants for the protection of the Holders of the Debt Securities of one or more series, including any different grace periods or remedies for breach thereof otherwise than as provided in the Indenture, (e) cure any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provisions contained in the Indenture or make or add such other provisions as the Company may deem necessary or desirable, provided that no such action adversely affects the interests of the Debt Securities of any series, (f) establish the form and terms of the Debt Securities of any series,
(g) evidence the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and certain related matters, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, (i) comply with any requirements of the Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture
Act of 1939, as amended, or to comply with any amendments thereto,
(j) comply with any requirements related to the listing of the Debt Securities of any series for trading on a securities exchange or through an interdealer quotation system; and (k) add to or change or eliminate any provision of the Indenture if such change or elimination is applicable only to Debt Securities of any series that are first issued after the effective date thereof. (Section 8.1)

  The Indenture also permits the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series then Outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Holders of the Debt Securities of any such affected series; provided, however, that the Company and the Trustee may not, without the consent of the Holder of each Debt Security of any such series then Outstanding and affected thereby:
(a) extend the time of payment of the principal (or any installment thereof) of, or premium on any Debt Securities, or reduce the amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, reduce any amount payable on the redemption thereof, reduce the amount of, or postpone the date fixed for, any sinking fund payment or analogous obligation, or change the currency or currency unit in which the principal thereof or the premium or interest thereon is payable, or reduce the amount payable on any Original Issue Discount Security upon acceleration or provable in bankruptcy, or change the place of payment specified for such Debt Securities, or alter certain provisions of the Indenture relating to Debt Securities not denominated in United States dollars, or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities when due or, if such Debt Security shall so provide, any right of repayment at the option of the Holder thereof; or (b) reduce the percentage in principal amount of the Debt Securities of such series, the consent of the Holders of which is required for any modification or amendment of the Indenture or for any waiver provided for in the Indenture; or (c) modify any of the foregoing provisions, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Debt Security so affected. (Section 8.2)

  The Holders of a majority in aggregate principal amount of the Debt Securities of any series then Outstanding may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with any covenant or provision of the Indenture applicable to that series, except for any covenant or provision which cannot be modified or amended without the consent of the Holder of each Security of such affected series. (Section 11.13) Prior to the declaration of acceleration of the maturity of Debt Securities of any series then Outstanding, the Holders of a majority in aggregate principal amount of the Debt Securities of such series then Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all Debt Securities of such series waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Debt Securities of such series which cannot be modified or amended without the consent of each of the Holders of the Debt Securities of such series. (Section 5.10)


Defeasance and Discharge


  Unless otherwise indicated in the applicable Prospectus Supplement, the Company, at its option, (a) will be discharged from any and all obligations in respect of all outstanding Debt Securities of any particular series (defeasance and discharge), or (b) need not comply with certain covenants of the Indenture applicable to such series, and certain Events of Default will no longer be applicable to such series, all which shall be specified in the applicable Prospectus Supplement (covenant defeasance), in each case if the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders of the Debt Securities of such series funds and/or securities that are direct full faith and credit obligations of, or obligations of a Person controlled or supervised by and acting as an agency or instru mentality of and the payment of which is unconditionally guaranteed by the full faith and credit of, the government which issued the currency in which the Debt Securities of such series are payable or certain depository receipts therefor ("Government Obligations") which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide funds in an amount sufficient to pay all the principal of and premium and interest, if any, on the Debt Securities of such series (including any mandatory sinking fund or analogous payments) as they shall become due from time to time in accordance with the terms thereof.
To effect a defeasance and discharge with respect to Securities of a series that will not be fully paid (upon maturity or redemption) within one year or to effect a covenant defeasance, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the Holders of the Debt Securities of such series would not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and discharge or such covenant defeasance, as the case may be, and that such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and in the case of such a defeasance and discharge such opinion shall additionally state that either (A) there has been a change in the applicable United States federal income tax law to the foregoing effect or (B) the Company has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect. A defeasance and discharge with respect to Securities of a series that will not be fully paid
(upon maturity or redemption) within one year or a covenant defeasance will not be made with respect to any Debt Securities of a series then listed on any national securities exchange if such defeasance and discharge or covenant defeasance would cause Debt Securities of such series to be delisted. Upon defeasance and discharge, the Indenture will cease to be of further effect with respect to the Debt Securities of such series and the Holders of such Debt Securities shall look only to the deposited funds or Government Obligations for payment. Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of and premium and interest, if any, on the Debt Securities of such series if not otherwise paid from such deposited funds or Government Obligations. Notwithstanding the foregoing, certain obligations and rights under the Indenture with respect to the obligations of the Trustee, compensation, reimbursement and indemnification of the Trustee, rights of the Holders of Securities of a series to receive payments from the funds and Government
Obligations deposited with the Trustee for such series, registration of transfer and exchange of the Debt Securities of such series, replacement of mutilated, defaced, destroyed, lost or stolen Debt Securities and certain other administrative provisions will survive defeasance and discharge. (Section 10.1)

  In the event the Company exercises its option to effect a covenant defeasance with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default still applicable to such series, the amount of money and Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments. (Section 10.1)

   If the Trustee or paying agent is unable to apply any funds or Government Obligations deposited with respect to a series of Debt Securities in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the Debt Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such funds or Government Obligations in accordance therewith; provided, however, that, if the Company has made any payment of premium or interest on or principal of any Debt Securities of such series because of the reinstatement of its obli-gations, the Company shall be entitled, at its election, (a) to receive from the Trustee or paying agent, as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the Holders of the Debt Securities of such series to receive such payment from the funds or Government Obligations held by the Trustee or paying agent. (Section 10.6)


Governing Law


   The Indenture and the Debt Securities issued thereunder will be governed by the laws of the State of New York. (Section 11.8)


Concerning the Trustee

  The First National Bank of Chicago, the Trustee under the Indenture, is one of a number of banks with which the Company and its subsidiaries has and in the future may have banking relationships in the ordinary course of business, including, in certain cases, credit facilities.



                      PLAN OF DISTRIBUTION

  The Company may offer and sell Debt Securities in any of the following ways: (i) directly to purchasers (through a specific bidding or auction process or otherwise), (ii) through agents, (iii) through underwriters, (iv) through dealers or (v) through a combination of any such methods. The Prospectus Supplement with respect to an offering of Offered Securities will set forth the terms of such offering, including, to the extent applicable, the name or names of any underwriter or underwriters (and any managing underwriter or underwriters), the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or interdealer quotation system on which such Offered Securities are expected to be listed.

  Debt Securities may be offered and sold, and offers to purchase such securities may be solicited, by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and the terms of such agency (including any commissions payable by the Company to such agent) will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

 If an underwriter or underwriters are utilized in the sale of Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached and the names of the managing underwriter or managing underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which such Prospectus Supplement is delivered. If under-writers are used in the sale, such underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, unless otherwise set forth in the Prospectus Supplement relating thereto the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


  If a dealer is utilized in the sale of the Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.


  Agents, underwriters and dealers may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company and affiliates of the Company. Any agents, dealers or underwriters participating in the offering of Debt Securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, of the Debt Securities so offered.

  Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

  Agents and underwriters may from time to time purchase and sell Debt Securities in the secondary market or may make a market in the Debt Securities, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Debt Securities or liquidity in the secondary market if one develops.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on a specified date in the future.
A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers or agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company. The Con-tracts will be subject to the conditions set forth in the applicable Prospectus Supplement.

   As one of the means of direct issuances of Debt Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Debt Securities among potential purchasers who are eligible to participate in the auction or offering of such Debt Securities, if so described in the applicable Prospectus Supplement.

  The anticipated place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.






                         LEGAL MATTERS

  The validity of the Debt Securities offered hereby will be passed upon for the Company by Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C., 1900 Hub Tower, Des Moines, Iowa 50309. Attorneys in such law firm hold shares of Common Stock without par value of the Company. Certain legal matters in connection with the Debt Securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 421 Lexington Avenue, New York, New York 10017. As to certain matters of Iowa law, Simpson Thacher & Bartlett may rely upon the opinions of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.


                            EXPERTS

  The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.






























                            Part II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Securities and Exchange Commission registration fee  $43,103.75

  Legal fees and expenses                                 100,000

  Accounting fees and expenses                             50,000

  Printing and engraving expenses                          75,000

  Trustee's fees and expenses                               2,000

  Rating Agencies' fees                                    50,000

  Blue Sky Fees and Expenses                               25,000

  Miscellaneous                                         49,896.25
                                                        _________


      Total                                              $395,000
                                                        =========

  Except for the SEC registration fee, all of the foregoing are estimates.






























Item 15.  Indemnification of Officers and Directors

  The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The
IBCA provides that a company may indemnify its officers and directors if
(i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company. If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company. Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.



































  The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions.

Item 16.  Exhibits





  Exhibit
  Number             Description of Exhibit


    1.1  Form of Underwriting Agreement**


    1.2  Form of Agency Agreement**


    4.1 Form of Indenture under which the Debt Securities are to be issued

    4.2  Form of Debt Securities**

    5 Opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C.

   12    Computation of Ratio of Earnings to Fixed Charges

   23.1  Consent of Nyemaster, Goode, McLaughlin, Voigts, West,
         Hansell & O'Brien, P.C. (included in Exhibit 5 hereto)

   23.2  Consent of Ernst & Young LLP

   24 Power of Attorney (set forth on the signature page of this Registration Statement)

   25    Statement of Eligibility of the Trustee on Form T-1
_________________

  ** To be filed by amendment or incorporated by reference from other documents filed with the Commission.
















Item 17.  Undertakings

  (a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:
             (i) To include any prospectus required by Section 10(a)(3)
                 of the Securities Act of 1933;
            (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of
         Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e)    The undersigned Registrant hereby undertakes that

         (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f) The undersigned Registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.
















                           SIGNATURES
  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on January 17, 1995.
                                     EQUITABLE OF IOWA COMPANIES
                                     By   /s/ Fred S. Hubbell
                                          _________________________
                                              Fred S. Hubbell
                                         Chairman, President and Chief
                                             Executive Officer
                                         (Principal Executive Officer)


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fred S. Hubbell, Paul E. Larson and John A. Merriman, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name              Title                                Date
       ____              _____                                _____
/s/ Fred S. Hubbell      Chairman of the Board, President     January 17, 1995
_____________________       and Chief Executive Officer
    Fred S. Hubbell        (Principal Executive Officer)



/s/ Paul E. Larson       Executive Vice President, Treasurer  January 17, 1995
_____________________       and Chief Financial Officer
    Paul E. Larson         (Principal Financial Officer)



/s/ David A. Terwilliger  Vice President and Controller       January 17, 1995
________________________    (Principal Accounting Officer)
    David A. Terwilliger


/s/ Richard B. Covey         Director                         January 17, 1995
_____________________
    Richard B. Covey


/s/ Doris M. Drury           Director                         January 17, 1995
_____________________
    Doris M. Drury



/s/ James L. Heskett         Director                         January 17, 1995
_____________________
    James L. Heskett



/s/ Richard S. Ingham, Jr.   Director                         January 17, 1995
_____________________
    Richard S. Ingham, Jr.



/s/ Robert E. Lee            Director                         January 17, 1995
_____________________
    Robert E. Lee



/s/ James E. Luhrs           Director                         January 17, 1995
_____________________
    James E. Luhrs



/s/ Jack D. Rehm             Director                         January 17, 1995
_____________________
    Jack D. Rehm



/s/ Thomas N. Urban          Director                         January 17, 1995
_____________________
    Thomas N. Urban



/s/ Hans F. E. Wachtmeister  Director                         January 17, 1995
___________________________
    Hans F. E. Wachtmeister



/s/ Richard S. White         Director                         January 17, 1995
_____________________
    Richard S. White







                            EXHIBIT INDEX
                      to Registration Statement on
                              Form S-3
                      EQUITABLE OF IOWA COMPANIES


Exhibit
Number       Description of Exhibit

 1.1     Form of Underwriting Agreement*

 1.2     Form of Agency Agreement*

 4.1     Form of Indenture under which the
         Debt Securities are to be issued

 4.2     Form of Debt Securities*

 5       Opinion of Nyemaster, Goode, McLaughlin,
          Voigts, West, Hansell  & O'Brien, P.C.

 12      Computation of Ratio of Earnings
         to Fixed Charges

 23.1    Consent of Nyemaster, Goode, McLaughlin,
          Voigts, West, Hansell & O'Brien, P.C.
         (included in Exhibit 5 hereto)

 23.2    Consent of Ernst & Young LLP

 24      Power of Attorney (set forth on the
         signature page of this Registration
         Statement)

  25      Statement of Eligibility of the Trustee
         on Form T-1

_________________

  * To be filed by amendment or incorporated by reference from other documents filed with the Commission.